Exhibit 10.9

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT TERM SHEET

This is an Amendment, dated and effective as of November 7, 2016 (the “Effective Date”), to the Executive Employment Term Sheet entered into effective as of January 1, 2015 by and between Global Indemnity plc (“Global Ireland”) and Stephen Green (the “Agreement”):

WHEREAS, Global Ireland entered into a Scheme of Arrangement (the “Scheme”) with Global Indemnity Limited (“Global Cayman”), which was consummated on the Effective Date and which resulted in the replacement of Global Ireland by Global Cayman as the ultimate parent holding company of the Global Indemnity group of companies, including Global Ireland, and the exchange of Global Ireland ordinary shares for Global Cayman ordinary shares on a one-for-one basis; and

WHEREAS, Global Cayman, as the successor to Global Ireland, Global Ireland and Mr. Green wish to amend the Agreement to reflect such changes that are deemed necessary or appropriate to reflect the consummation of the Scheme;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt of which is mutually acknowledged, the parties agree to amend the Agreement, effective as of the Effective Date, as follows:

1. All references to “Global Indemnity PLC,” “GBLI” and “Global Indemnity” in the Agreement shall instead be references to “Global Indemnity Limited.”

2. All other terms and conditions of the Agreement, as so amended, shall remain unchanged and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Executive Employment Term Sheet as of the Effective Date.

GLOBAL INDEMNITY LIMITED

By:	/s/ Thomas M. McGeehan

Name:	Thomas M. McGeehan
Title:	Chief Financial Officer

GLOBAL INDEMNITY PLC

By:	/s/ Thomas M. McGeehan

Name:	Thomas M. McGeehan
Title:	Chief Financial Officer

/s/ Stephen Green

Name:	Stephen Green